Exhibit 99.1

Brooks Automation Reports Fiscal First Quarter of 2014 Ended December 31, 2013 Results

CHELMSFORD, Mass., February 6, 2014 - Brooks Automation, Inc. (Nasdaq:BRKS), a leading worldwide provider of automation, vacuum and instrumentation solutions for multiple markets including semiconductor manufacturing and life sciences, today reported financial results for the fiscal first quarter ended December 31, 2013.

Fiscal First Quarter of 2014 Financial and Operational Highlights:

•	Revenue was $124.6 million with order bookings of $136.5 million;

•	Life Sciences revenue increased 8% on a sequential basis to $12.2 million with $19.9 million of new orders;

•	GAAP Net Income was $3.4 million; GAAP Earnings Per Diluted Share of $0.05;

•	Non-GAAP Earnings Per Share of $0.09;

•	Adjusted Gross Margin of 37.2%;

•	Adjusted EBITDA grew to $14.8 million;

•	Generated Operating Cash Flow of $8.5 million;

•	Cash, cash equivalents, and marketable securities total $175.7 million.

Summary of GAAP and Non-GAAP Earnings

	Quarter Ended
In thousands, except per share data	December 31, 2013	September 30, 2013	December 31, 2012

GAAP net income (loss) attributable to Brooks	$3,448	$6,015	$(9,236)
GAAP diluted earnings (loss) per share	$0.05	$0.09	$(0.14)

Non-GAAP net income (loss) attributable to Brooks	$6,078	$8,805	$(1,871)
Non-GAAP diluted earnings (loss) per share	$0.09	$0.13	$(0.03)
A reconciliation of non-GAAP measures to the most nearly comparable GAAP measure follows the consolidated statements of operations, balance sheets and statements of cash flows included in this release. Amortization of intangibles and the effects of special gains and charges, such as restructuring charges and acquisition related charges, are removed in the adjusted gross margin, non-GAAP net income and non-GAAP earnings per share.

Management Comments
“The momentum we experienced in the first quarter reflects a positive market and strong customer response to our expanding portfolio of innovative solutions. Our investments in R&D during the past few years have enabled us to create a strong base of design wins, positioning us to broaden our market leadership in the semiconductor and adjacent markets,” stated Dr. Steve Schwartz, Chief Executive Officer of Brooks. “Our growth in Life Science new orders exhibits the value our new Twinbank product architecture has in the market. We believe we are in a strong position to continue the growth in Life Sciences throughout the year as we continue to diversify our overall portfolio into Life Science Systems."

Fiscal First Quarter 2014 Results
GAAP EPS for the first quarter was $0.05 per diluted share and Non-GAAP EPS was $0.09 per diluted share. Earnings exceeded the Company’s prior guidance due to strong revenue and higher than expected gross margins.
Revenue for the first quarter of fiscal 2014 was $124.6 million, an increase of 5% over the fourth quarter of fiscal 2013 revenue of $118.2 million, and an increase of 27% over the first quarter of fiscal 2013 revenue of $98.0 million. The revenue growth, compared to the fourth quarter of fiscal 2013, was driven by a 7% increase in Brooks Product Solutions to $88.7 million and an 8% increase in Brooks Life Science Systems to $12.2 million.

Total order bookings in the first quarter were $136.5 million compared to $118.8 million in the prior quarter. These orders included $19.9 million of total new orders in the Life Science business segment, some of which extend beyond one year. The Life Science segment now holds $33 million of 12 month backlog.
Gross profit margin was 35.8% for the first quarter of fiscal 2014, an improvement of 150 basis points compared to 34.3% in the fourth quarter of fiscal 2013 and 610 basis points compared to 29.7% in the first quarter of fiscal 2013. Adjusted gross profit margin for the quarter was 37.2%, representing a 30 basis point improvement on a sequential basis. The Company’s sequential gross margin improvement was driven by continued cost efficiencies from operational improvements and the growth in higher margin businesses.
Adjusted EBITDA for the first quarter of fiscal 2014 was $14.8 million, which compared to $13.4 million in the fourth quarter of fiscal 2013 and $3.3 million in the first quarter of fiscal 2013.
As of December 31, 2013, the Company’s cash, cash equivalents, and marketable securities balance was $175.7 million with no debt. During the quarter, the Company increased its cash position by $2.3 million. This increase was driven by cash flow from operations of $8.5 million.

Quarterly Cash Dividend
The Company additionally announced that the Board of Directors has reiterated a dividend of $0.08 per share payable on March 28, 2014 to stockholders of record on March 7, 2014. Future dividend declarations, as well as the record and payment dates for such dividends, are subject to the final determination of the Company’s Board of Directors.
Guidance for Second Fiscal Quarter of Fiscal 2014
The Company announced revenue and earnings guidance for the second quarter of fiscal 2014. Revenue is expected to be in the range of $126 - 130 million. Non-GAAP earnings per diluted share excluding special charges and intangibles amortization expense is expected to be in the range of $0.05 to $0.09.
Conference Call
Brooks management will webcast its first quarter earnings conference today at 4:30 p.m. Eastern Time to discuss the fiscal first quarter results and business highlights. During the call, Company management will respond to questions concerning, but not limited to, the Company’s financial performance, business conditions and industry outlook. Management’s responses could contain information that has not been previously disclosed.
The call will be broadcast live over the Internet and, together with presentation materials referenced on the call, will be hosted at the Investor Relations section of Brooks’ website at www.brooks.com, and will be archived online on this website for convenient on-demand replay. In addition, you may call 1-800-709-0218 (US & Canada only) or 1-212-231-2933 to listen to the live webcast.
About Brooks Automation, Inc.
Brooks is a leading worldwide provider of automation, vacuum and instrumentation solutions for multiple markets including semiconductor manufacturing, life sciences, and clean energy. Our technologies, engineering competencies and global service capabilities provide customers speed to market, and ensure high uptime and rapid response, which equate to superior value in their mission-critical controlled environments. Since 1978, we have been a leading partner to the global semiconductor manufacturing market and through product development initiatives and strategic business acquisitions; we have expanded our reach to meet the needs of customers in the life sciences industry, analytical & research markets and clean energy solutions. Brooks is headquartered in Chelmsford, MA, with direct operations in North America, Europe and Asia.
For more information, please visit www.brooks.com.

CONTACT:	Lynne Yassemedis Brooks Automation, Inc. 978-262-4443 lynne.yassemedis@brooks.com

John Mills Senior Managing Director ICR, LLC 310-954-1105 john.mills@icrinc.com

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934
Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks’ financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include statements regarding our revenue and operating margin expectations, our ability to develop further our business in new and adjacent markets, and our ability to achieve financial success in the future. Factors that could cause results to differ from our expectations include the following: volatility of the industries the Company serves, particularly the semiconductor industry; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; the timing and effectiveness of cost reduction and cost control measures; price competition; disputes concerning intellectual property; continuing uncertainties in global political and economic conditions, and other factors and other risks that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.

BROOKS AUTOMATION, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands, except share and per share data)

	December 31, 2013	September 30, 2013
Assets
Current assets
Cash and cash equivalents	$78,015	$82,971
Restricted cash	—	177
Marketable securities	45,420	45,900
Accounts receivable, net	75,529	77,483
Inventories	96,701	97,719
Deferred tax assets	15,985	16,839
Prepaid expenses and other current assets	9,306	9,030
Total current assets	320,956	330,119
Property, plant and equipment, net	45,883	47,870
Long-term marketable securities	52,232	44,491
Long-term deferred tax assets	98,548	99,146
Goodwill	121,969	122,030
Intangible assets, net	57,326	60,088
Equity investment in joint ventures	25,336	25,687
Other assets	7,419	7,332
Total assets	$729,669	$736,763
Liabilities and equity
Current liabilities
Accounts payable	$30,890	$35,392
Deferred revenue	16,545	19,653
Accrued warranty and retrofit costs	6,846	7,349
Accrued compensation and benefits	15,391	14,225
Accrued restructuring costs	1,462	1,412
Accrued income taxes payable	1,584	1,077
Accrued expenses and other current liabilities	12,815	13,453
Total current liabilities	85,533	92,561
Long-term tax liabilities	7,016	7,036
Long-term pension liability	829	815
Other long-term liabilities	3,790	3,695
Total liabilities	97,168	104,107

Equity
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 125,000,000 shares authorized, 80,108,981 shares issued and 66,647,112 shares outstanding at December 31, 2013, 80,039,104 shares issued and 66,577,235 shares outstanding at September 30, 2013	801	800
Additional paid-in capital	1,827,281	1,825,499
Accumulated other comprehensive income	22,425	22,604
Treasury stock at cost, 13,461,869 shares	(200,956)	(200,956)
Accumulated deficit	(1,017,798)	(1,015,991)
Total Brooks Automation, Inc. stockholders’ equity	631,753	631,956
Noncontrolling interest in subsidiaries	748	700
Total equity	632,501	632,656
Total liabilities and equity	$729,669	$736,763

BROOKS AUTOMATION, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share data)

	Three months ended December 31,
	2013	2012
Revenue
Product	$100,282	$77,323
Services	24,305	20,702
Total revenue	124,587	98,025
Cost of revenue
Product	64,336	54,481
Services	15,601	14,386
Total cost of revenue	79,937	68,867
Gross profit	44,650	29,158
Operating expenses
Research and development	13,195	11,518
Selling, general and administrative	26,766	25,947
Restructuring and other charges	747	4,757
Total operating expenses	40,708	42,222
Operating income (loss)	3,942	(13,064)
Interest income	246	275
Interest expense	—	(1)
Other income (expense), net	259	(93)
Income (loss) before income taxes and equity in earnings (losses) of joint ventures	4,447	(12,883)
Income tax provision (benefit)	1,700	(3,670)
Income (loss) before equity in earnings (losses) of joint ventures	2,747	(9,213)
Equity in earnings (losses) of joint ventures	749	(6)
Net income (loss)	$3,496	$(9,219)
Net income attributable to noncontrolling interests	(48)	(17)
Net income (loss) attributable to Brooks Automation, Inc.	$3,448	$(9,236)
Basic net income (loss) per share attributable to Brooks Automation, Inc. common stockholders	$0.05	$(0.14)
Diluted net income (loss) per share attributable to Brooks Automation, Inc. common stockholders	$0.05	$(0.14)
Dividend declared per share	$0.08	$0.08
Shares used in computing earnings (loss) per share
Basic	66,355	65,567
Diluted	67,126	65,567

BROOKS AUTOMATION, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(In thousands)

	Three months ended December 31,
	2013	2012
Cash flows from operating activities
Net income (loss)	$3,496	$(9,219)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	5,729	6,441
Impairment of assets	398	—
Stock-based compensation	2,754	2,511
Amortization of premium on marketable securities	285	370
Undistributed (earnings) losses of joint ventures	(749)	6
Deferred income tax provision (benefit)	1,164	(4,310)
Pension settlement	—	87
Loss on disposal of long-lived assets	4	13
Changes in operating assets and liabilities, net of acquisitions and disposals:
Accounts receivable	1,901	20,216
Inventories	942	6,841
Prepaid expenses and other current assets	665	317
Accounts payable	(4,521)	(10,793)
Deferred revenue	(3,250)	(1,340)
Accrued warranty and retrofit costs	(528)	(1,127)
Accrued compensation and benefits	1,154	(4,054)
Accrued restructuring costs	51	2,390
Accrued expenses and other current liabilities	(1,022)	(3,237)
Net cash provided by operating activities	8,473	5,112
Cash flows from investing activities
Purchases of property, plant and equipment	(1,015)	(641)
Purchases of marketable securities	(26,082)	(18,168)
Sale/maturity of marketable securities	18,595	75,622
Acquisition, net of cash acquired	—	(56,033)
Payment of deferred leasing cost	—	(686)
Decrease in restricted cash	177	—
Net cash (used in) provided by investing activities	(8,325)	94
Cash flows from financing activities
Common stock dividend paid	(5,391)	(5,311)
Net cash used in financing activities	(5,391)	(5,311)
Effects of exchange rate changes on cash and cash equivalents	287	389
Net increase (decrease) in cash and cash equivalents	(4,956)	284
Cash and cash equivalents, beginning of period	82,971	54,639
Cash and cash equivalents, end of period	$78,015	$54,923

Notes on Non-GAAP Financial Measures:
The information in this press release is for: internal managerial purposes; when publicly providing guidance on future results; and as a means to evaluate period-to-period comparisons. These financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management believes these financial measures provide an additional way of viewing aspects of our operations, that, when viewed with our GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of our business. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and not rely on any single measure.

The press release includes financial measures which exclude the effects of special charges such as restructuring charges and acquisition related charges. Management believes these measures are useful to investors because it eliminates accounting charges that do not reflect Brooks' day-to-day operations. Tables reconciling GAAP to the non-GAAP measures are presented below.

			Quarter Ended
	December 31, 2013		September 30, 2013		December 31, 2012
	$	per diluted share	$	per diluted share	$	per diluted share
Net income (loss) attributable to Brooks Automation, Inc.	$3,448	$0.05	$6,015	$0.09	$(9,236)	$(0.14)
Adjustments, net of tax:
Purchase accounting impact on inventory and contracts acquired	150	0.00	87	0.00	1,513	0.02
Amortization of intangible assets	1,713	0.03	1,666	0.02	1,971	0.03
Impairment of intangible assets	259	0.00	1,274	0.02	—	—
Restructuring charges	508	0.01	287	0.00	3,425	0.05
Merger costs	—	—	142	0.00	456	0.01
Gain on sale of real estate	—	—	(666)	(0.01)	—	—
Adjusted net income (loss) attributable to Brooks Automation, Inc.	6,078	0.09	8,805	0.13	(1,871)	(0.03)
Stock-based compensation	2,754	0.04	2,132	0.03	2,511	0.04
Adjusted net income attributable to Brooks Automation, Inc. - excluding stock-based compensation	$8,832	$0.13	$10,937	$0.16	$640	$0.01

	Quarter Ended
	December 31, 2013		September 30, 2013		December 31, 2012
	$	%	$	%	$	%
Gross profit/gross margin percentage	$44,650	35.8%	$40,526	34.3%	$29,158	29.7%
Adjustments:
Amortization of intangible assets	1,117	0.9%	1,063	0.9%	1,185	1.2%
Impairment of intangible assets	398	0.3%	1,910	1.6%	—	—%
Purchase accounting impact on inventory and contracts acquired	230	0.2%	134	0.1%	2,102	2.1%
Adjusted gross profit/gross margin percentage	$46,395	37.2%	$43,633	36.9%	$32,445	33.1%

	Quarter Ended
	December 31,	September 30,	December 31,
	2013	2013	2012
Net income (loss) attributable to Brooks Automation, Inc.	$3,448	$6,015	$(9,236)
Less: Interest income	(246)	(237)	(275)
Add: Interest expense	—	1	1
Add: Income tax provision (benefit)	1,700	(2,071)	(3,670)
Add: Depreciation	3,156	3,395	3,704
Add: Amortization of completed technology	1,117	1,063	1,185
Add: Amortization of customer relationships and acquired intangible assets	1,456	1,439	1,552
EBITDA	$10,631	$9,605	$(6,739)

	Quarter Ended
	December 31,	September 30,	December 31,
	2013	2013	2012
EBITDA	$10,631	$9,605	$(6,739)
Add: Impairment of completed technology	398	1,910	—
Add: Impairment of customer relationships and acquired intangible assets	—	50	—
Add: Stock-based compensation	2,754	2,132	2,511
Add: Restructuring charges	747	379	4,757
Add: Purchase accounting impact on inventory and contracts acquired	230	134	2,102
Add: Merger costs	—	219	634
Less: Gain on sale of real estate	—	(1,025)	—
Adjusted EBITDA	$14,760	$13,404	$3,265